Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Appian Corporation
Tysons, Virginia
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-226941) and Form S-8 (No. 333-218342) of Appian Corporation of our reports dated February 20, 2020, relating to the consolidated financial statements, and the effectiveness of Appian Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
McLean, Virginia
February 20, 2020